EXECUTION VERSION

NOTE PURCHASE AGREEMENT
between
EMERGENT CAPITAL, INC.
and
IRONSIDES PARTNERS SPECIAL SITUATIONS MASTER FUND III L.P.
January 30, 2019

NOTE PURCHASE AGREEMENT
This Note Purchase Agreement (this “Agreement”) is dated as of January 30, 2019, by and between Emergent Capital, Inc., a Florida corporation (the “Company”), and Ironsides Partners Special Situations Master Fund III L.P., a Cayman Islands exempted limited partnership (the “Purchaser”).
WHEREAS, pursuant to the Indenture (as defined below), the Company has issued $41,446,235.53 in aggregate principal amount of 8.5% Senior Notes due 2021 (“Senior Notes”) and may issue up to $70,000,000 principal amount of Senior Notes; and
WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, Senior Notes in the principal amounts set forth opposite the Purchaser’s name on Schedule 1 (the “Notes”).
NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:
ARTICLE IDEFINITIONS
1.1    Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.1:
“Affiliate” “means, in respect of any Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with, the first Person. With respect to the Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as the Purchaser will be deemed to be an Affiliate of the Purchaser.
“Applicable Law” means, with respect to any Person, all provisions of Law that apply to such Person and such Person’s activities, assets and property.
“Board” means the Board of Directors of the Company.
“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in Boca Raton, Florida are authorized or required to close.
“Claim” shall have the meaning ascribed to such term in Section 4.6(c).
“Claim Notice” shall have the meaning ascribed to such term in Section 4.6(c).
“Closing” means the closing of the purchase and sale of the Notes pursuant to Section 2.2.
“Closing Date” means the Business Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to the Purchaser’s obligations to pay the Purchase Price and the Company’s obligations to deliver a Note have been satisfied or waived.
“Code” means the United States Internal Revenue Code of 1986, as amended.
“Contract” means any written or oral contract, agreement, indenture, note, bond, mortgage, loan, instrument, lease, commitment or other arrangement or agreement.
“Control” means, in relation to any Person, where a Person (or Persons acting in concert) has direct or indirect control (a) of the affairs of another Person, (b) over more than 25% of the total voting rights conferred by all the issued shares in the capital of another Person which are ordinarily exercisable in a general meeting or (c) of a majority of the board of directors of another Person (in each case whether pursuant to relevant governance documents, Contract or otherwise) and “Controlled” shall be construed accordingly.
“Equitable Exceptions” means, with respect to the enforceability of any obligation, that such obligation is subject to (a) applicable bankruptcy, insolvency, moratorium, receivership, assignment for the benefit of creditors or other similar state or federal laws affecting the rights and remedies of creditors generally (including, without limitation, fraudulent conveyance or transfer laws) and judicially developed doctrines in this area, such as equitable subordination and substantive consolidation of entities and (b) equitable principles (whether considered in a proceeding in equity or at law).
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“GAAP” means U.S. generally accepted accounting principles, as in effect from time to time.
“Governmental Authority” means any international, supranational or national government, any state, provincial, local or other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the United States or another nation or jurisdiction, any State of the United States or any political subdivision of any thereof, any court, tribunal or arbitrator, or any self-regulatory organization.
“Indebtedness” means, without duplication, any of the following: (i) any indebtedness for borrowed money or that is evidenced by notes, bonds, debentures or similar instruments; (ii) all capitalized leases (to the extent required to be capitalized pursuant to GAAP), letters of credit, and surety or other bonds of the Company and its subsidiaries; (iii) all payment obligations under any derivative or hedging agreements to which the Company or its subsidiaries are party, other than any currency hedging agreements entered into in the ordinary course of business; (iv) any guarantees by the Company or its subsidiaries of the Indebtedness of any other Person; (v) obligations issued or assumed as the deferred purchase price of property or services; (vi) accrued but unpaid milestone payments; (vii) accrued but unpaid royalty obligations; (viii) asset retirement obligations and similar obligations; (ix) obligations evidenced by any securitization or factoring arrangements; and (x) any Indebtedness of the type described in the foregoing clauses secured by a Lien on any asset or group of assets of the Company or its subsidiaries.
“Indenture” means that certain Amended and Restated Indenture, dated as of July 28, 2017 by and between Wilmington Trust, National Association, as indenture trustee and the Company, as amended, amended and restated, supplemented or otherwise modified from time to time.
“Judicial Authority” means any court, arbitrator, special master, receiver, tribunal or similar body of any kind (including any Governmental Authority exercising judicial powers or functions of any kind).
“Law” means any treaty, code, statute, law (including common law), rule, regulation, convention, ordinance, Order, regulatory policy statement or similar guidance, binding directive or decree of any Governmental Authority or Judicial Authority.
“Legal Proceedings” means any judicial, administrative or arbitral claim, action, complaint, hearing, petition, suit, mediation, litigation, investigation, examination, inspection or other proceeding, at law or in equity, in any case, by or before a Governmental Authority or Judicial Authority.
“Liabilities” means any and all Indebtedness, liabilities, obligations, deficiencies, penalties, assessments, fines, claims, causes of action or other losses, fees, costs or expenses, whether accrued or fixed, absolute or contingent, matured or unmatured, due or to become due and whether arising under any Order, Contract or otherwise.
“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, or preemptive right.
“Material Adverse Effect” means any event, circumstance, change or effect that, individually or in the aggregate, has, or is reasonably expected to have, a material adverse effect on the assets, liabilities, results of operations, business or financial condition of a Person and its subsidiaries, taken as a whole, the ability of such Person to perform its obligations under the Transaction Documents or the ability of such Person to consummate the Transactions in a timely manner; provided, however, that none of the following events, circumstances, changes or effects, in and of itself or themselves, shall constitute (or be taken into account in determining the occurrence of) a Material Adverse Effect: (a) any change in general economic conditions or effects resulting from factors generally affecting companies in the industry in which such Person conducts business; (b) the announcement or performance of this Agreement or the Transactions; (c) any change required by any change in Law or accounting standards or any change in the interpretation or enforcement of any of the foregoing; or (d) the failure of the financial or operating performance of such Person, such Person’s subsidiaries or such Person’s business to meet internal or analyst projections, forecasts or budgets (or the projections, forecasts or budgets of another Party hereto) for any period; provided, further, that with respect to each of the exclusions in clauses (a) or (c) above, such exclusions shall only apply to the extent that the effect of such change is not materially more adverse with respect to such Person and its subsidiaries than the effect on comparable businesses in the industry in which such Person and its subsidiaries conduct business.
“Notes” shall have the meaning ascribed to such term in the Recitals.
“Order” means any judgment, writ, decree, directive, decision, injunction, ruling, award assessment, arbitration award, or order (including any consent decree or cease and desist order) of any kind of any Governmental Authority or Judicial Authority.
“Permit” means any consent, franchise, license, approval, authorization, registration, certificate, certification or permit issued or granted by any Governmental Authority.
“Person” means any individual, partnership, firm, corporation, association, trust, unincorporated organization, joint venture, limited liability company or other entity
“Purchase Price” shall have the meaning ascribed to such term in Section 2.1.
“Purchaser Party” shall have the meaning ascribed to such term in Section 4.6.
“Resolutions” shall have the meaning ascribed to such term in Section 2.4(b)(iii).
“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.
“SEC” means the Securities and Exchange Commission.
“SEC Reports” means all registration statements, prospectuses, reports, schedules, forms, statements, and other documents (including exhibits and all other information incorporated by reference) required to be filed or furnished by the Company with or to the SEC since January 1, 2017.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Third Party Notice” shall have the meaning ascribed to such term in Section 4.6(c).
“Transaction Documents” means this Agreement, the Note and the other agreements, documents and instruments to be delivered in connection with the Transactions.
“Transactions” means each of the transactions and actions contemplated by this Agreement and the other Transaction Documents.
“Trustee” means Wilmington Trust, National Association, as indenture trustee under the Indenture.
ARTICLE II    PURCHASE AND SALE
2.1    Agreement to Purchase and Sell. At the Closing, the Purchaser will purchase from the Company, and the Company will issue and sell to the Purchaser, the Notes in the face amount set forth opposite the Purchaser’s name on Schedule 1 for the purchase price set forth opposite the Purchaser’s name on Schedule 1. The aggregate purchase price to be paid by the Purchaser under this Section 2.1 is hereinafter referred to as the “Purchase Price”.
2.2    Closing. On the Closing Date, the Purchaser shall deliver or cause to be delivered to the Company or its designee via wire transfer to the account as specified in writing by the Company immediately available funds equal to the Purchase Price and the Company shall deliver to the Purchaser the purchased Notes as set forth on Schedule 1 and the other items set forth in Section 2.3 issuable at Closing. Upon satisfaction of the conditions set forth in Sections 2.3 and 2.4, the Closing shall occur at the offices of Kelley Drye & Warren LLP, 101 Park Avenue, New York, NY 10178, or such other location and/or by such other method as the parties shall mutually agree.
2.3    Deliveries.
(a)    On the Closing Date, the Company shall deliver or cause to be delivered to the Purchaser (or its designee) or other applicable Person the following:
(i)    a secretary’s certificate, dated as of the Closing Date, certifying as to (A) the incorporation and active status of the Company in the State of Florida based upon a certificate issued by the Secretary of State of the State of Florida as of a date within thirty (30) days of the Closing Date, (B) the Resolutions, (C) the Articles of Incorporation of the Company, as amended to date, certified as of a date within thirty (30) days of the Closing Date, and (D) the Amended and Restated Bylaws of the Company, each as in effect as of the Closing Date;
(ii)    a Note, duly executed by the Company and authenticated by the Trustee;
(iii)    such other documents as the Trustee may require in connection with the issuance of the Note; and
(iv)    such other documents relating to the Transactions as the Purchaser or its counsel may reasonably request.
(b)    On the Closing Date, the Purchaser shall deliver or cause to be delivered to the Company the following:
(i)    the Purchase Price by wire transfer to the account as specified in writing by the Company;
(ii)    such other documents as the Trustee may require in connection with the issuance of such Notes; and
(iii)    such other documents relating to the Transactions as the Company or its counsel may reasonably request.
2.4    Closing Conditions.
(a)    The obligations of the Company hereunder in connection with the Closing are subject to the satisfaction of the following conditions, except to the extent waived in writing by the Company:
(i)    the accuracy in all material respects when made and on such Closing Date of the representations and warranties of the Purchaser contained herein (without giving any effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein);
(ii)    all obligations, covenants and agreements of the Purchaser under this Agreement required to be performed at or prior to such Closing Date shall have been performed; and
(iii)    the delivery by the Purchaser of the items required to be delivered to the Company set forth in Section 2.3(b) of this Agreement.
(b)    The obligations of the Purchaser hereunder in connection with the Closing are subject to the satisfaction of the following conditions, except to the extent waived in writing by the Purchaser:
(i)    the accuracy in all material respects on such Closing Date of the representations and warranties of the Company contained herein (without giving any effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein);
(ii)    all obligations, covenants and agreements of the Company under this Agreement required to be performed at or prior to such Closing Date shall have been performed;
(iii)    the delivery by the Company of the items required to be delivered to the Purchaser set forth in Section 2.3(a) of this Agreement;
(iv)    the Board shall have approved the Transactions and shall have adopted resolutions consistent therewith (the “Resolutions”);
(v)    there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and
(vi)    all accrued and unpaid fees and expenses of the Purchaser and all transaction costs, including reasonable attorneys’ fees, shall have been paid in full in cash, through the Closing Date.
ARTICLE III    REPRESENTATIONS AND WARRANTIES
3.1    Representations and Warranties of the Company. The Company hereby represents and warrants as of the date hereof and as of the Closing Date to the Purchaser as follows:
(a)    Existence; Good Standing. It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, duly qualified to do business and in good standing under the Laws of each jurisdiction where such qualification is required, and has all requisite power and authority to own and operate its properties and to conduct its business, as conducted and planned to be conducted as of the date hereof. The state of residence or principal place of business of the Company is Florida.
(b)    Authority; Enforceability. It has the requisite corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is or shall be a party and to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated herein and therein. The execution and delivery by it of this Agreement and the other Transaction Documents to which it is or shall be a party, the performance of its obligations hereunder and thereunder, and the consummation by it of the Transactions have been duly authorized by all requisite corporate action on its part and no other corporate authorization or proceedings on its part is required therefor. This Agreement and the other Transaction Documents to which it is or shall be a party has been or shall be duly executed and delivered by it, as the case may be, and, assuming the due authorization, execution and delivery of this Agreement by the Purchaser, constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except for the Equitable Exceptions.
(c)    Approvals. No notices are required to be delivered to, and, other than the Resolutions, no approvals and consents are required to be obtained from, the Board or any shareholder of the Company under: (i) Applicable Law; (ii) the organizational documents of the Company; or (iii) any Contract to which the Company is a party, in each case, in connection with the execution and delivery by it of this Agreement and the other Transaction Documents to which it is or shall be a party and the consummation of the Transactions.
(d)    No Conflicts. Neither the execution, delivery or performance by the Company of the Transaction Documents to which it is or shall be a party, nor the consummation by the Company of the Transactions, does or shall violate, conflict with, breach or constitute a default under, or shall violate, conflict with, breach or constitute a default under (in each case, with or without the giving of notice, the lapse of time or both) any of the provisions of: (i) any of the organizational documents of the Company; (ii) any Contract; (iii) any Applicable Law; or (iv) any Permit or Order or judgment applicable to the Company.
(e)    All Necessary Consents. Neither the execution, delivery or performance by the Company of this Agreement and the other Transaction Documents to which it is or shall be a party, nor the consummation by the Company of the Transactions, does or will: (i) require the Company to obtain or make any consent, waiver, approval, authorization, Order or Permit of, declaration, filing or registration with, other action by, or notification to, any Governmental Authority or other authority of any kind; or (ii) require the consent, waiver, approval, authorization, notification or action of, by or to (as applicable) any other Person pursuant to the terms and conditions of any Contract in order to avoid any breach, default, violation, termination, modification or prepayment thereunder.
(f)    SEC Filings; Investment Company. The Company has timely filed with or furnished to, as applicable, the SEC the SEC Reports. True, correct, and complete copies of all SEC Reports are publicly available in the Electronic Data Gathering, Analysis and Retrieval database of the SEC. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Reports, and none of the SEC Reports, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Reports is, or has been, required to be amended or updated under Applicable Law (except for such statements as have been amended or updated in subsequent filings made prior to the date hereof). As of their respective dates, the financial statements of the Company included in the SEC Reports complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto. Such financial statements have been prepared in accordance with GAAP, consistently applied, during the periods involved (except as may be otherwise indicated in such financial statements or the notes thereto or, in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to immaterial year-end audit adjustments). The Company is not an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.
(g)    Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Notes by the Company to the Purchaser as contemplated hereby.
(h)    Disclosure. All disclosures provided to the Purchaser regarding the Company, its business and the Transactions furnished by or on behalf of the Company with respect to the representations and warranties made herein are true and correct in all material respects with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, and when taken as a whole, not misleading.
(i)    No Integrated Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Notes contemplated by the Transaction Documents to be integrated with prior offerings by the Company for purposes of the Securities Act.
(j)    No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any Notes by any form of general solicitation or general advertising. The Company has offered the Notes for sale only to the Purchaser and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.
(k)    Acknowledgment Regarding Purchaser’s Purchase of Notes. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the Transactions. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement or the other Transaction Documents and any advice given by the Purchaser or any of its representatives or agents in connection with this Agreement or the other Transaction Documents is merely incidental to the Purchaser’s purchase of the Notes. The Company further represents to the Purchaser that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the Transactions by the Company and its representatives.
(l)    Shareholder Rights Plan. No shareholder rights plan or similar plan or arrangement is in effect with respect to the Company.
(m)    Brokers. No broker, finder, investment banker or other Person has been engaged by the Company that is entitled to any brokerage, finder’s or other fee or commission from the Company in connection with the transactions contemplated herein.
3.2    Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:
(a)    Existence; Good Standing. It is duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to own and operate its properties and to conduct its business, as conducted and planned to be conducted as of the date hereof. The state of residence or principal place of business of the Purchaser is set forth on Schedule 1.
(b)    Authority; Enforceability. It has the requisite corporate or limited partnership power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is or shall be a party (if any), to perform its obligations hereunder and thereunder, and to consummate the Transactions. The execution and delivery by it of this Agreement and the other Transaction Documents to which it is or shall be a party (if any), the performance of its obligations hereunder and thereunder, and the consummation by it of the Transactions have been duly authorized by all requisite action on its part and no other limited partnership authorization or proceedings on its part is required therefor. This Agreement and each other Transaction Document to which it is or shall be a party (if any) has been or shall be duly executed and delivered by it, as the case may be, and, assuming the due authorization, execution and delivery of this Agreement and such other Transaction Documents by the other parties hereto and thereto, each constitutes or shall constitute the legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except for the Equitable Exceptions.
(c)    Approvals. No notices are required to be delivered to, and no approvals and consents are required to be obtained from, the board of directors (or similar governing body, as applicable) or partners or equity holders of the Purchaser under: (i) Applicable Law or (ii) the organizational documents of the Purchaser in connection with the execution and delivery by it of this Agreement and the other Transaction Documents to which it is or shall become a party and the consummation of the Transactions.
(d)    No Conflicts. Neither the execution, delivery or performance by the Purchaser of the Transaction Documents to which it is or shall be a party, nor the consummation by the Purchaser of the Transactions, does or shall violate, conflict with, breach or constitute a default under, or shall violate, conflict with, breach or constitute a default under (in each case, with or without the giving of notice, the lapse of time or both) any of the provisions of: (i) any of the organizational documents of the Purchaser; (ii) any Applicable Law; or (iii) any Permit or Order or judgment applicable to the Purchaser .
(e)    All Necessary Consents. Neither the execution, delivery or performance by the Purchaser of this Agreement and the other Transaction Documents to which it is or shall be a party, nor the consummation by the Purchaser of the Transactions, does or will: require the Purchaser to obtain or make any consent, waiver, approval, authorization, Order or Permit of, declaration, filing or registration with, other action by, or notification to, any Governmental Authority or other authority of any kind.
(f)    Own Account. The Purchaser understands that the Notes are “restricted securities” and have not been registered under the Securities Act or any applicable state securities Law and is acquiring the Notes for its own account and not with a view to or for distributing or reselling such Notes or any part thereof in violation of the Securities Act or any applicable state securities Law, has no present intention of distributing any of such Notes in violation of the Securities Act or any applicable state securities Law and has no arrangement or understanding with any other persons regarding the distribution of such Notes (this representation and warranty not limiting the Purchaser’s right to sell the Notes in compliance with applicable federal and state securities Laws) in violation of the Securities Act or any applicable state securities Law. The Purchaser is acquiring the Notes hereunder in the ordinary course of its business. The Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Notes.
(g)    Purchaser Status. At the time the Purchaser was offered the Notes, it was, and at the date hereof it is, and on each date on which it receives the Securities it will be, either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. The Purchaser was not organized for the purpose of acquiring the Notes and is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.
(h)    Experience of the Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Notes, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Notes and, at the present time, is able to afford a complete loss of such investment.
(i)    General Solicitation. The Purchaser is not purchasing the Notes as a result of any advertisement, article, notice or other communication regarding the Notes published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement. The Purchaser further acknowledges that it, or its Affiliates, has a pre-existing relationship with the Company such as (i) as a holder of currently outstanding securities of the Company or (ii) another affiliation with the Company.
(j)    Brokers. No broker, finder, investment banker or other Person has been engaged by the Purchaser that is entitled to any brokerage, finder’s or other fee or commission from the Purchaser in connection with the transactions contemplated herein.
(k)    Access to Information. The Purchaser acknowledges that it has reviewed the SEC Reports and the Transaction Documents and has been afforded the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the Company and the terms and conditions of the offering of the Notes and the merits and risks of investing in the Notes. Neither such inquiries nor any other investigation conducted by or on behalf of the Purchaser or its representatives or counsel shall modify, amend or affect the Purchaser’s right to rely on the truth, accuracy and completeness of the SEC Reports and the Transaction Documents, and the Company’s representations and warranties contained in the Transaction Documents.
The Company acknowledges and agrees that the Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereunder other than those specifically set forth in this Section 3.2.
ARTICLE IV    OTHER AGREEMENTS OF THE PARTIES
4.1    Transfer Restrictions. The Purchaser acknowledges and understands that (i) the Notes may only be disposed of in compliance with state and federal securities Laws and (ii) in connection with any transfer of Notes other than pursuant to an effective registration statement or pursuant to an available exemption from the registration requirements of the Securities Act (including Rule 144), to the Company or to an Affiliate of the Purchaser or in connection with a pledge as contemplated in this Section 4.1, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of the Purchaser under this Agreement. Any transfer or purported transfer of the Notes in violation of this Section 4.1 shall be void.
The Company acknowledges and agrees that the Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Notes to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, the Purchaser may transfer pledged or secured Notes to the pledgees or secured parties. Such pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge or transfer. The Company will execute and deliver such reasonable documentation as a pledgee or secured party of Notes may reasonably request in connection with a pledge or transfer of the Notes, in accordance with the Indenture.
The Purchaser agrees to the imprinting or notating of a legend on or to any of the Notes (and any certificates or instruments representing the Notes) substantially as set forth on Exhibit A hereto.
4.2    Furnishing of Information. As long as the Purchaser beneficially or legally owns Notes, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as the Purchaser owns Notes, but only until all such Notes may be sold under Rule 144(b)(1) without regard to meeting the requirements of rule 144(c), if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchaser and make publicly available in accordance with Rule 144(c) such information as is required for the Purchaser to sell the Notes under Rule 144. The Company will be deemed to have furnished such reports to the Purchaser if the Company has filed such reports with the SEC using the SEC’s Electronic Data Gathering, Analysis and Retrieval system and such reports are publicly available. The Company further covenants that it will take such further action as the Purchaser may reasonably request, all to the extent required from time to time to enable the Purchaser to sell such Notes without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.
4.3    Securities Laws Disclosure; Publicity; Confidentiality. In accordance with the requirements of the Exchange Act, the Company shall cause a Current Report on Form 8-K relating to the sale of the Notes under this Agreement to be transmitted to the SEC for filing, which Form 8-K shall be reasonably acceptable to the Purchaser, disclose the material terms of the transactions contemplated hereby, and attach forms of the Transaction Documents thereto. The Company and the Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereunder, and neither the Purchaser nor the Company shall issue any such press release or otherwise make any such public statement without the prior written consent of the other, except if such disclosure is required by Applicable Law, in which case the Purchaser or the Company, as applicable, shall promptly provide the other with prior notice of such public statement or communication.
4.4    Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Notes as required under Regulation D. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Notes for, sale to the Purchaser at the Closing and issuance to the Purchaser pursuant to this Agreement under applicable securities or “Blue Sky” Laws of the states of the United States, and shall provide evidence of any such action so taken to the Purchaser on or prior to such Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Notes required under applicable securities or “Blue Sky” Laws of the states of the United States following the Closing Date.
4.5    Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder for working capital and general corporate purposes.
4.6    Indemnification of Purchaser.
(a)    Indemnification. Subject to the provisions of this Section 4.6, the Company will indemnify and hold the Purchaser and its affiliates, subsidiaries, members, partners, shareholders and with respect to each of the foregoing, all of their respective successors and assigns, and current and former officers, directors, principals, employees, agents, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, and other professionals (each, a “Purchaser Party”) harmless from any and all out-of-pocket loss, Liability, claim, charge, assessed interest, judgment, fine, penalty, damage, fee or expense (including reasonable legal, consultant, accounting and other professional fees and expenses and including any mitigation cost and any cost of determining that there has been a breach under this Agreement or any other Transaction Document) (collectively, “Losses”) incurred by such Purchaser Party resulting from (a) any breach of any representation and warranty of the Company contained in this Agreement or in any other Transaction Document, (b) any failure by the Company to perform any covenant or agreement hereunder, under any other Transaction Document or under any agreement contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Purchaser Party by any Person (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of this Agreement, any other Transaction Document or any other certificate, instrument or document contemplated hereby or thereby, or (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance and sale of the Notes; provided that indemnification for Losses under this Section 4.6(b) or (c) shall not apply if such Losses result solely from a breach of the Purchaser’s representations, warranties or covenants under the Transaction Documents or any agreements or any violations by the Purchaser of state or federal securities Laws or any conduct by the Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance. For purposes of determining the existence of any breach of any representation or warranty contained in this Agreement or the amount of Losses incurred with respect to a breach of any representation or warranty contained in this Agreement, any other Transaction Document or any certificate delivered pursuant to this Agreement or any other Transaction Document, each such representation or warranty shall be read without reference to “materiality” or a “Material Adverse Effect” qualifier. The Purchaser Parties shall be third party beneficiaries of this Section 4.6, each of whom may enforce the provisions of this Section 4.6.
(b)    Limitations on Indemnification. In no event shall any Purchaser Party be entitled to double recovery hereunder. If any circumstance constitutes a breach of more than one representation, warranty or covenant, the Purchaser Party(ies) shall only be entitled to recover once in respect of such circumstance. The right to indemnification, recovery of Losses or any other remedy shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or any other Transaction Document or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with any representation, warranty, covenant or agreement made by the Company, or any other matter. The waiver of any condition based on the accuracy of any such representation or warranty, or on the performance of or compliance with any such covenant or agreement, shall not affect the right to indemnification, recovery of Losses or any other remedy based on any such representation, warranty, covenant or agreement. In no event shall the Company (and/or its Affiliates, or any of its respective, members, directors, officers, employees, servants, agents or attorneys) be liable to the Purchaser Parties for any consequential damages whatsoever including without limitation, damages for loss of profits, loss of business, loss of savings, business interruption, work stoppages, or other indirect, special, consequential, punitive, or incidental damages arising out of this Agreement, even if it has been advised of the possibility of such damages.
(c)    Procedures. If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, the Purchaser Party shall promptly cause written notice (the “Third Party Notice”) of the assertion of such Legal Proceeding to be forwarded to the Company. The Company shall have the right, at its sole option and expense, by providing written notice to the Purchaser Party, to (i) take control of the defense and investigation of such Legal Proceeding, (ii) employ and engage attorneys of its own choice (subject to the prior written approval of the Purchaser Party, such approval not to be unreasonably withheld, conditioned or delayed) to handle and defend the same, at the Company’s sole cost, risk and expense and (iii) compromise or settle such Legal Proceeding, which compromise or settlement shall be made only with the prior written consent of the Purchaser Party; provided that such consent shall not be required if such settlement (w) includes an unconditional release of the Purchaser Party, (x) otherwise provides solely for payment of monetary damages for which the Company shall be responsible and no other form of relief or penalty, (y) shall not increase the tax liability of the Purchaser Party for any taxable year or other taxable period and (z) does not involve the admission of liability or wrongdoing on the part of the Purchaser Party. The Purchaser Party shall, at the Company’s expense, cooperate in all reasonable respects with the Company and its attorneys in the investigation, trial and defense of such Legal Proceeding and any appeal arising therefrom, and the Purchaser Party may, at its own cost, monitor and further participate in the investigation, trial and defense of such Legal Proceeding and any appeal arising therefrom. Notwithstanding the Company’s election to assume the defense of such Legal Proceeding, the Purchaser Party shall have, upon giving prior written notice to the Company, the right to employ one separate counsel and to participate in the defense of such Legal Proceeding, and the Company shall bear the reasonable fees, costs and expenses of such separate counsel for the Purchaser Party if, but only if, the Purchaser Party shall have reasonably concluded in good faith that (x) an actual or potential conflict of interest (including one or more legal defenses or counterclaims available to it or to other Purchaser Parties that are different from or additional to those available to the Company) makes it inappropriate in the reasonable judgment of the Purchaser Party for the same counsel to represent both the Purchaser Party and the Company or (y) the claim seeks nonmonetary relief which, if granted, could materially and adversely affect the Purchaser Party or its Affiliates. If the Company elects not to defend against such Legal Proceeding, does not, within fifteen (15) days after receipt of the Third Party Notice (or such earlier date, if the failure to assume the defense by such earlier date would materially impair the ability of the indemnified party to defend such Legal Proceeding), acknowledge in writing its intent to assume the defense of such Legal Proceeding pursuant to this Section 4.6(c), contests its obligation to indemnify the Purchaser Party in connection with such Legal Proceeding, or fails to defend against such Legal Proceeding with reasonable diligence, the Purchaser Party may defend against such Legal Proceeding, in which cases the costs of defending such Legal Proceeding shall constitute indemnifiable Losses under this Section 4.6, and the Company shall have the right to participate therein at its own cost. If the Purchaser Party defends any Legal Proceeding, then it shall keep the Company regularly apprised of the status of the Legal Proceeding and the Company shall promptly reimburse the Purchaser Party for the reasonable expenses of counsel engaged by the Purchaser Party to investigate, monitor, respond to or defend such Legal Proceeding promptly upon submission of periodic bills unless (A) the Company is asserting in good faith a bona fide contest to its obligation to indemnify the Purchaser Party and (B) the Company deposits in escrow in a manner and with and an escrow agent reasonably satisfactory to such Purchaser Party all amounts that would have been payable to such Purchaser Party under this sentence in the absence of such a contest as and when such amounts would have been payable. In no event shall the Purchaser Party be entitled to compromise or settle any Legal Proceeding without the prior written consent of the Company, such consent not to be unreasonably withheld, conditioned or delayed, except that, such Purchaser Party may settle a Legal Proceeding that is the subject of a Third Party Notice without the Company’s prior written consent if the Company does not assume the defense of such Legal Proceeding. If a claim for Losses (a “Claim”) is to be made by any Purchaser Party not in connection with a Legal Proceeding instituted by a third party, such Purchaser Party shall give written notice (a “Claim Notice”) to the Company reasonably promptly after such Purchaser Party becomes aware of any fact, condition or event giving rise to Losses for which indemnification may be sought under this Section 4.6(c). If the Company notifies the Purchaser Party that it does not dispute the Claim described in such Claim Notice, the Losses identified in the Claim Notice shall be conclusively deemed a liability of the Company. After any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction, and the time in which to appeal therefrom has expired, or a settlement shall have been consummated, or the Purchaser Party and the Company shall have arrived at a mutually binding agreement with respect to a Legal Proceeding hereunder, the Purchaser Party shall forward to the Company notice of any sums due and owing by the Company pursuant to this Agreement with respect to such matter and, unless the Company in good faith disputes any such amounts, the Company shall promptly pay such amounts.
(d)    To the extent that an undertaking by the Company in this Section 4.6 may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Claims which is permissible by Applicable Law.
ARTICLE V    MISCELLANEOUS
5.1    Termination. This Agreement may be terminated by the Purchaser by written notice to the Company, if the Closing has not been consummated on or before January 31, 2019; provided, however, that no such termination will affect the right of any party to sue for any breach of this Agreement or any other Transaction Document by the other party.
5.2    Fees and Expenses. All fees, expenses and other amounts incurred by the Purchaser in connection with this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, including reimbursement or payment of all out-of-pocket expenses and reasonable attorneys’ fees, shall be paid, by the Company at or prior to the Closing. The Company shall pay at or prior to the Closing the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by the Company incident to the negotiation, preparation, execution, delivery and performance of this Agreement.
5.3    Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.
5.4    Notices. Any and all notices, requests, consents, or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered by hand or via facsimile by 5:30 p.m. (Eastern time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered by hand or via facsimile on a day that is not a Business Day or later than 5:30 p.m. (Eastern time) on any Business Day, (c) the 2nd Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given, if addressed as follows, or to such other address or addresses as may have been furnished in writing by a party to another party pursuant to this paragraph:
if to the Company, to:
Emergent Capital, Inc.
5355 Town Center Road, Suite 701
Boca Raton, FL 33486
Attention: Harvey Werblowsky, Esq.
Facsimile: (561) 995-4201
Email: hwerblowsky@emergentcapital.com
with a copy (which shall not constitute notice) to:
Kelley Drye & Warren LLP
101 Park Avenue
New York, New York 10178
Attention: James Carr, Esq.
Facsimile: (212) 808-7897
Email: Jcarr@kelleydrye.com
if to the Purchaser, at its address as set forth on its signature page.
5.5    Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.
5.6    Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. All references in this Agreement to Sections, Schedules or Exhibits, unless otherwise expressed or indicated are to the Sections, Schedules or Exhibits of this Agreement.
5.7    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.
5.8    No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise expressly set forth in Section 4.6.
5.9    Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof that would require the application of the Laws of any other jurisdiction. Each party agrees that all Legal Proceedings concerning the interpretations, enforcement and defense of the Transactions (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such suit, action or proceeding is an improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.
5.10    Survival. The representations, warranties, covenants and other agreements contained herein shall survive the Closing and the delivery of the Notes as applicable for the applicable statute of limitations.
5.11    Execution. This Agreement may be executed in counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.
5.12    Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.
5.13    Replacement of Notes. If any certificate, note or instrument evidencing any Note is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate, note or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.
5.14    Remedies. In addition to being entitled to exercise all rights and remedies provided herein or granted by Law, including recovery of damages, the Purchaser and the Company will be entitled to seek specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.
5.15    Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.
(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY:	EMERGENT CAPITAL, INC.
By:	/s/ Patrick J. Curry
Name: Patrick J. Curry
Title: Chief Executive Officer

PURCHASER:	IRONSIDES PARTNERS SPECIAL SITUATIONS MASTER FUND III L.P.
By:	Ironsides Partners Special Situations Fund III GP LLC, its General Partner
By:	/s/ Robert Knapp
Name:Robert Knapp
Title: Manager

Registered Name:    Ironsides Partners Special Situations Master Fund III L.P.

Address:    100 summer Street, Suite 2705
Boston, MA 02110
Attention: Robert Knapp
Facsimile: (617) 348-4146
Email: rknapp@ironsidespartners.com

Federal Tax ID:     _98-1386033___________

Copies of notices to be sent to:

Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, NY 10038
Attention: Brett Lawrence and Thomas Shiah
Facsimile: (212) 806-6006
Email: blawrence@stroock.com; tshiah@stroock.com

SCHEDULE 1
Purchase of Notes

Investor Name and Address	Principal Amount of Notes	Purchase Price for Notes
Ironsides Partners Special Situations Master Fund III L.P. 100 Summer Street, Suite 2705 Boston, MA 02110 Attn: Robert Knapp	$2,000,000.00	$1,500,000.00

EXHIBIT A
LEGEND
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OR “BLUE SKY” LAWS OF ANY STATE AND HAS BEEN SOLD IN RELIANCE ON AN EXEMPTION PROVIDED IN THE SECURITIES ACT AND APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS; THEREFORE, THIS NOTE MAY NOT BE RESOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN A TRANSACTION EXEMPTED FROM REGISTRATION UNDER THE SECURITIES ACT, APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS AND UNTIL ANY ADDITIONAL TRANSFER RESTRICTIONS IN THE INDENTURE ARE SATISFIED.